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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               _______________


                                   FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               _______________


                             PRESIDIO GOLF TRUST
            (Exact name of Registrant as Specified in its Charter)

                               _______________


                   MARYLAND                             94-3301603
  (State of Incorporation or Organization)  (I.R.S. Employer Identification no.)

                               _______________

Building 106, Montgomery Street
Presidio Main Post, P.O. Box 29355
San Francisco, California
                                                             94129
  (Address of Principal Executive Offices)                 (Zip Code)

                               _______________

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [   ]

     Securities Act registration statement file number to which this form relates: 333-52669
                               _______________

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
          -------------------                 ------------------------------

      Common Shares of Beneficial
       Interest, $.01 Par Value                   New York Stock Exchange

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                               _______________


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of the common shares, par value $.01 per share (the "Common Shares"), of Presidio Golf Trust, a Maryland real estate investment trust (the "Company"). The description of the Common Shares to be registered hereunder is incorporated by reference to the information set forth under the caption "Shares of Beneficial Interest" of the Company's prospectus included as a part of the Company's registration statement on Form S-11 (No. 333-52669) in the form in which it was filed on May 14, 1998, as amended from time to time.


ITEM 2.   EXHIBITS.

     2.1  Amended and Restated Declaration of Trust of the Company.

     2.2  Amended and Restated Bylaws of the Company.

     2.3 Form of share certificate for common shares of beneficial interest of the Company.






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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date: July 10, 1998.





                        PRESIDIO GOLF TRUST


                        By: /s/ George T. Haworth
                           ----------------------------------------------------
                           Name: George T. Haworth
                           Title: Executive Vice President and Chief Financial
                                  Officer







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                                EXHIBIT INDEX



EXHIBIT                             DESCRIPTION
-------                             -----------
  2.1      Amended and Restated Declaration of Trust of the Company
           [Incorporated by reference to Exhibit 3.1 of Registration Statement
           No. 333-52669]

  2.2 Amended and Restated Bylaws of the Company [Incorporated by reference to Exhibit 3.2 of Registration Statement No. 333-52669]

  2.3 Form of Share Certificate for Common Shares of Beneficial Interest of the Company [Incorporated by reference to Exhibit 4 of Registration Statement No. 333-52669]